Exhibit 99.1

Contact:	Todd Flowers
Investor Relations
(502) 596-6569

KINDRED HEALTHCARE REPORTS FOURTH QUARTER 2016 RESULTS

Consolidated Revenues of $1.75 Billion, GAAP Loss from Continuing Operations of $6 Million(1), GAAP Diluted Loss Per Share from Continuing Operations of $0.23(1) and EBITDAR of $190 Million(2) in the Fourth Quarter

Core EBITDAR of $215 Million(3) and Core Diluted EPS from Continuing Operations of $0.08(3) in the Fourth Quarter

Consolidated Revenues of $7.2 Billion, GAAP Loss from Continuing Operations of $618 Million, GAAP Diluted Loss Per Share from Continuing Operations of $7.73 and EBITDAR of $540 Million(3) for the Year

Core EBITDAR of $950 Million(3) and Core Diluted EPS from Continuing Operations of $0.76(3) for the Year

GAAP Operating Cash Flows of $147 Million in the Fourth Quarter;

Core Operating Cash Flows of $143 Million(3) in the Fourth Quarter

GAAP Operating Cash Flows of $185 Million for the Year;

Core Operating Cash Flows of $299 Million(3) for the Year

Core Free Cash Flows of $104 Million(3) in the Fourth Quarter;

Core Free Cash Flows of $157 Million(3) for the Year

Company Establishes Outlook for 2017 and 2018

LOUISVILLE, Ky. (February 27, 2017) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the fourth quarter ended December 31, 2016.

Benjamin A. Breier, President and Chief Executive Officer of the Company, commented, “We are pleased to report fourth quarter and full year 2016 operating results in line with our expectations. We made significant progress growing our home health, hospice and inpatient rehabilitation businesses, and stabilized our nursing center and RehabCare volumes. We are further encouraged by the performance of our Hospital Division in its first full quarter under long-term acute care (“LTAC”) patient criteria. Our solid volume and cash flow performance, coupled with enterprise-wide cost realignment initiatives, position us to continue building on our success as the post-acute provider of choice among patients, families, healthcare systems and payors.”

Mr. Breier continued, “We continue to advance our strategic initiative to divest our skilled nursing center business, and are pleased with the level of interest in the portfolio. We hope to complete this accretive transaction by year end, and use the anticipated net cash proceeds of $100 million to $300 million to repay debt. Similar to our strategic move into the home health, hospice and community care space, our exit from the nursing center business will contribute to the ongoing transformation of Kindred’s growth, cash flow and earnings profile.”

Mr. Breier added, “We were especially pleased with the volume growth and stable revenue in our Hospital Division in its first full quarter under LTAC patient criteria, both of which were better than we expected. Despite the roughly $30 million revenue impact in the quarter from LTAC patient criteria, we maintained revenues essentially flat year-over-year and grew volumes 2.5% on a same-hospital basis. This solid performance on the topline did not translate directly into EBITDAR growth due in part to increases in labor costs. Nevertheless, our early performance gives us confidence in our multi-pronged LTAC criteria mitigation strategy, and our ability to mitigate at least half of the run-rate impact of criteria by the end of 2017.”

(1)	Results reflect after-tax costs of $27 million or $0.31 per diluted share related primarily to restructuring costs, a deferred tax valuation allowance and impairment charges.
(2)	Results reflect pre-tax costs of $26 million related primarily to restructuring costs and impairment charges.
(3)	See reconciliation of generally accepted accounting principles (“GAAP”) results to non-GAAP results beginning on page 15. As used herein, “EBITDAR” means earnings before interest, income taxes, depreciation, amortization and rent.

680 South Fourth Street    Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

– MORE –

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

Mr. Breier continued, “Since September 1, 2016, all of the Company’s ongoing LTAC hospitals are under the new patient criteria model. With one full quarter under this new model now completed, we remain confident that we are successfully managing this transition. For the fourth quarter of 2016, approximately 89% of Kindred’s ongoing Hospital Division revenues came from compliant patients, which includes all patients except Medicare site-neutral patients, up from approximately 87% in the month of September. The remaining approximately 11% of revenues were from Medicare site-neutral patients.”

Mr. Breier said, “We are proud of our success to-date in implementing our strategic vision to create innovative post-acute solutions and deliver effective care coordination across the entire patient episode within a value-based healthcare system. Our strategy to pursue innovative solutions was recently confirmed when Kindred was named to Fortune magazine’s list of the World’s Most Admired Companies for the eighth time. Kindred ranked third among Health Care: Medical Facilities companies for innovation, recognizing Kindred’s network management and post-acute benefits management capabilities.”

Mr. Breier concluded, “We believe that a full complement of interrelated solutions is the best way to deliver a positive patient experience. In response to the evolving environment, one of Kindred’s solutions includes building strong relationships with other healthcare partners and providers to align patient care across care settings. For example, Kindred recently announced a clinical collaboration with Genesis HealthCare (NYSE:GEN) to complement our existing platform of post-acute services with unaffiliated nursing centers. We are setting the foundation for a stronger Kindred as we drive effective patient-centered solutions and proactively adapt to the changing healthcare marketplace.”

All financial and statistical information included in this earnings release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Fourth Quarter and Year Consolidated Results(1):

Fourth Quarter

•	Consolidated revenues were $1.75 billion, a 2.0% year-over-year decrease, while the GAAP loss from continuing operations was $6.4 million compared to income of $56.0 million in the same period in 2015. The decrease in consolidated revenues was primarily attributable to both the impact of the first full quarter of LTAC patient criteria and the sale or closure of 15 LTAC hospitals on or before October 1, 2016. The decrease in GAAP income from continuing operations was due to an increase in income taxes attributable to a non-cash deferred tax valuation allowance of $22 million in the fourth quarter of 2016 and a reduction in income tax benefits of $47 million associated with the settlement of a significant litigation contingency in the fourth quarter of 2015, LTAC patient criteria, skilled nursing Medicare census declines and an increase in labor costs. Core EBITDAR declined 13.1% to $215.3 million compared to $247.8 million in the same period in 2015, primarily due to LTAC patient criteria, skilled nursing Medicare census declines and an increase in labor costs.

•	GAAP operating cash flows were $146.9 million compared to $70.2 million for the same period a year ago. Core operating cash flows were $142.4 million compared to $53.9 million for the same period a year ago. Core free cash flows were $104.4 million compared to $2.0 million in the same period a year ago. The increase in GAAP operating cash flows, core operating cash flows and core free cash flows in the fourth quarter of 2016 was primarily attributable to reductions in net working capital and, for core free cash flows, lower routine capital expenditures.

•	GAAP diluted loss per share from continuing operations was $0.23 as compared to GAAP diluted earnings per share (“EPS”) from continuing operations of $0.50 a year ago. The decrease in GAAP diluted EPS from continuing operations was primarily attributable to an increase in certain charges in the fourth quarter of 2016, including a non-cash deferred tax valuation allowance, a reduction in income tax benefits associated with the settlement of a significant litigation contingency in the fourth quarter of 2015, LTAC patient criteria and an increase in labor costs. Core diluted EPS from continuing operations was $0.08 as compared to $0.33 a year ago. The decline in core diluted EPS was primarily attributable to LTAC patient criteria, declines in skilled nursing Medicare census and an increase in labor costs.

(1)	See reconciliation of GAAP results to non-GAAP results beginning on page 15.

- MORE -

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

Fourth Quarter and Year Consolidated Results(1)(Continued):

Year

•	Consolidated revenues were $7.22 billion, a 2.3% year-over-year increase, while the GAAP loss from continuing operations was $617.5 million compared to a loss of $51.9 million in the same period in 2015. The increase in consolidated revenues was primarily attributable to the acquisition of Gentiva Health Services, Inc. (“Gentiva”) on February 2, 2015 and an increase in same-store volumes in both the Kindred at Home and Kindred Hospital Rehabilitation Services business segments. The increase in GAAP loss from continuing operations was primarily attributable to certain charges, net of income taxes, of $740.7 million related to impairments, deferred tax valuation allowance, restructuring, litigation, transaction, debt amendment, business interruption settlements, and research and development costs. GAAP loss from continuing operations for 2015 included certain charges, net of income taxes, of $206.4 million related to impairments, restructuring, litigation, transaction and severance costs. Core EBITDAR declined 3.1% to $950.1 million compared to $980.3 million in the same period in 2015, primarily due to LTAC patient criteria, a decline in skilled nursing Medicare census and an increase in labor costs.

•	GAAP operating cash flows were $185.0 million for 2016 compared to $163.3 million for the same period a year ago. The increase in GAAP operating cash flows was attributable to a decline in certain transaction and refinancing payments in 2016. Core operating cash flows were $298.8 million for 2016 compared to $318.1 million for the same period a year ago. Core free cash flows for 2016 were $156.8 million compared to $153.7 million in the same period a year ago. The decrease in core operating cash flows in 2016 was primarily attributable to an increase in net working capital and lower earnings. The increase in core free cash flows for 2016 was attributable to lower routine capital expenditures.

•	GAAP diluted loss per share from continuing operations was $7.73 for 2016 as compared to $1.12 a year ago. The increase in GAAP diluted loss per share was primarily attributable to an increase in certain charges in 2016, as noted above. Core diluted EPS from continuing operations was $0.76 as compared to $1.28 a year ago. The decline in core diluted EPS was primarily attributable to LTAC patient criteria, declines in skilled nursing Medicare census, increase in labor costs and a 4.4% increase in aggregate rent, depreciation, amortization, and net interest expense.

Fourth Quarter Segment Results(1)(2):

Our Kindred at Home Division, which comprises the Company’s home health, hospice, community care and home-based primary care businesses, recorded fourth quarter revenues that increased 4.3% over the prior year period to $630.2 million with home health episodes growing 2.6% and hospice average daily census growing 5.1% compared to the same period last year. Segment EBITDAR decreased 8.8% to $90.3 million as compared to $99.0 million and core EBITDAR decreased 10.3% to $88.9 million compared to $99.0 million, compared to the prior year period, both primarily due to an increase in labor costs and lower revenue rates. On a same-store basis, home health episodes grew 3.9% and hospice admissions grew 4.4% over the prior year period.

Kindred’s Hospital Division fourth quarter revenues declined to $530.7 million from the prior year period due to its full entrance into LTAC patient criteria and the impact of the sale or closure of 15 LTAC hospitals since the comparable period. These declines were offset partially by a 2.5% increase in same-hospital admissions and a 4.3% increase in same-hospital commercial revenue rates. Segment EBITDAR in the Hospital Division for the fourth quarter declined to $91.9 million from $116.5 million a year ago, and core EBITDAR for the fourth quarter declined to $91.3 million from $117.7 million a year ago, both due primarily to LTAC patient criteria, divestitures and an increase in labor costs. For the fourth quarter 2016, segment EBITDAR and core EBITDAR also reflect an unbudgeted EBITDAR decline compared to expectations of $2.9 million related to the operations of the LTAC hospitals acquired in a facility swap transaction in the second quarter of 2016. For the year, segment EBITDAR and core EBITDAR reflect unbudgeted declines of $5.9 million related to the LTAC hospitals acquired in the facility swap transaction and $3.9 million related to costs associated with the three closed LTAC hospitals in the third quarter of 2016.

Kindred Rehabilitation Services (“KRS”) Division, which comprises the Company’s hospital-based rehabilitation segment, recorded fourth quarter revenues that declined 0.2% from the prior year period to $361.5 million. Segment EBITDAR for KRS increased 25.4% to $54.9 million as compared to $43.8 million in the prior year period and core EBITDAR decreased 3.6% to $54.9 million compared to $57.0 million a year ago. Segment EBITDAR in the prior period was negatively impacted by

(1)	See reconciliation of GAAP results to non-GAAP results beginning on page 15.
(2)	See same-hospital and full segment data on pages 10 through 14.

- MORE -

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

Fourth Quarter Segment Results(1)(2)(Continued):

$12.9 million of customer contract litigation in the fourth quarter of 2015. Strong performance in the fourth quarter from Kindred Hospital Rehabilitation Services (“KHRS”) inpatient rehabilitation facilities (“IRFs”) was offset by the continuing impact of customer census declines and fewer sites of service operated in RehabCare. The KHRS segment achieved strong revenue growth of 9.3% to $170.0 million, and segment EBITDAR and core EBITDAR grew to $49.3 million each, an increase of 9.9% and 9.3%, respectively, compared to the same period a year ago, as a result of the development of new IRFs and a 4.6% increase in same-IRF discharges. For the year, segment EBITDAR and core EBITDAR results for KHRS included start-up losses of $2.8 million related to the development of new IRFs. RehabCare revenues declined 7.3% to $191.5 million compared to the fourth quarter last year. RehabCare fourth quarter segment EBITDAR increased to $5.6 million as compared to a loss of $1.1 million in the prior year period due to the previously mentioned customer contract litigation in the fourth quarter of 2015 and core EBITDAR decreased to $5.6 million compared to $11.9 million, in the prior year period primarily as a result of year-end training and implementation costs related to RehabCare’s corporate integrity agreement and customer census declines.

Kindred’s Nursing Center Division fourth quarter revenues declined 0.1% to $273.1 million compared to the same period last year. Segment EBITDAR and core EBITDAR in the fourth quarter each declined 8.0% to $33.7 million from $36.6 million a year ago, as a result of declining Medicare census, patient mix deterioration and higher labor costs.

2017 Outlook(3)

All forward-looking non-GAAP financial measures used to provide “2017 Outlook” and “2018 Outlook” (collectively “Outlook”) are provided only on a non-GAAP basis. This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures. As a result, reconciliation of the forward-looking non-GAAP financial measures to GAAP financial measures is not available without unreasonable effort and the Company is unable to assess the probable significance of the unavailable information.

The Company’s Outlook excludes costs related to significant transactions, material litigation, the effect of any reimbursement changes, debt refinancing or amendment costs, restructuring costs, any further acquisitions or divestitures, any impairment charges, deferred tax asset valuation allowances, and any further issuances or repurchases of common stock.

For the 2017 Outlook, Kindred expects:

•	Annual revenues of $7.2 billion, with a range of $7.1 billion to $7.3 billion.

•	Core EBITDAR of $930 million, with a range of $910 million to $950 million.

•	Core diluted EPS from continuing operations of $0.55, with a range of $0.40 to $0.70 per share(4).

As previously discussed, the Company is in the process of divesting its skilled nursing facility business. For purposes of consistency with our year-end reporting, the 2017 Outlook assumes the Company’s skilled nursing facility business is operated for the entire year. For accounting purposes, this business may qualify as a discontinued operation prior to the completion of the divestiture. At the time the skilled nursing facility business qualifies as a discontinued operation, the Company will be required to recast its historical operating results from continuing operations to exclude the business for all periods presented. We also will update our 2017 Outlook in our quarterly reporting during the quarter in which the recasting occurs.

The Company is not providing a quarterly outlook for 2017 due to uncertainty related to the timing of both the divestiture of its skilled nursing facility business and when this business may qualify as a discontinued operation. However, the Company does expect the first quarter of 2017 to generate substantially similar results as the fourth quarter of 2016, with improving results as the range of initiatives discussed above gain traction over the course of the year.

(1)	See reconciliation of GAAP results to non-GAAP results beginning on page 15.
(2)	See same-hospital and full segment data on pages 10 through 14.
(3)	See Forward-Looking Statements beginning on page 15.
(4)	The EPS estimate is based upon an estimated weighted average annual diluted share count for 2017 of 88.5 million shares.

- MORE -

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

2018 Outlook(1)

Kindred’s planned divestiture of its skilled nursing facilities will significantly impact the Company’s reported results, reducing revenues and expenses, and is expected to increase profitability. To assist investors, Kindred is providing the following outlook for 2018:

•	Annual revenues of approximately $6.3 billion.

•	Core EBITDAR of approximately $840 million.

•	Core diluted EPS from continuing operations of approximately $0.80(2).

Please note that all of these items represent midpoint estimates that the Company expects to update over time, and these estimates assume that Kindred completes its skilled nursing facilities exit prior to the start of 2018.

Fourth Quarter Dividend and Change in Dividend Policy

The Kindred Board of Directors declared a cash dividend of $0.12 per share on the Company’s common stock payable on March 31, 2017 to shareholders of record as of the close of business on March 13, 2017. The Kindred Board of Directors has determined that trading levels of the Company’s common stock do not sufficiently reflect the value of the Company’s quarterly cash dividend. Following the payment of the quarterly cash dividend mentioned above, the Kindred Board of Directors has determined to discontinue the Company’s quarterly cash dividend on its common stock and redirect the funds to repay debt and invest in growth.

Cash Flow

Stephen D. Farber, Executive Vice President and Chief Financial Officer of Kindred, noted, “We remain focused on cash flows and were very pleased with our strong cash flow in 2016, and liquidity position at end of year, with only $62.5 million drawn on the Company’s $900 million revolving line of credit. Our fourth quarter GAAP operating cash flows, core operating cash flows and core free cash flows were each up considerably over the third quarter and over the same quarter last year. We were pleased that many of the transient working capital items identified in the third quarter were remedied this quarter, contributing to the fourth quarter’s strong cash flow results. For 2017, we expect modestly muted cash flow performance compared to 2016, based on our 2017 Outlook and adjusted for costs related to our skilled nursing facilities exit and our cost realignment initiatives. For the 2018 Outlook, we expect Kindred’s cash flow results to return to historical levels of roughly $300 million per year in core operating cash flows and approximately half of that amount in core free cash flows with potential upside from this expectation, as capital expenditures and NCI will be reduced meaningfully following our exit from our skilled nursing facility business.”

Mr. Farber continued, “In addition to our operating and free cash flows, we expect additional cash flow for the next several years from harvesting the Company’s net operating loss carryforwards (“NOLs”) to offset federal tax liability, and expect our cash taxes to be less than 10% of our federal book taxes. We ended 2016 with $464 million of federal NOLs, and expect additional NOLs to be generated by our skilled nursing facilities exit. In addition, please note that 2017 is the last year of dividend payments of $12 million per year on the mandatory redeemable preferred stock the Company issued in 2014 as part of the acquisition of Gentiva.”

Mr. Farber concluded, “We expect the combination of significant operational and free cash flows, nominal cash taxes, $100 million to $300 million of expected net cash proceeds from the skilled nursing facility exit, approximately $90 million of associated reduction of annual rent expense, $30 million of associated reduction of annual capital expenditures, $18 million of associated reduction of cash noncontrolling interest disbursements, and the elimination of $54 million of annual common stock and mandatory redeemable preferred stock dividends to drive significant deleveraging and growth for Kindred.”

(1)	See Forward-Looking Statements beginning on page 15.
(2)	The EPS estimate is based upon an estimated weighted average annual diluted share count for 2018 of 90.0 million shares.

- MORE -

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

Conference Call

As previously announced, investors and the general public may access a live webcast of the fourth quarter 2016 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com. The conference call will be held on February 28 at 9:00 a.m. (Eastern Time).

A telephone replay of the conference call will become available at approximately 12:00 p.m. on February 28 by dialing (719) 457-0820, access code: 9155505. The replay will be available through March 10.

Forward-Looking Statements and Non-GAAP Reconciliations

See page 15 for important disclosures regarding the Company’s forward-looking statements and the non-GAAP financial reconciliations that follow.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-90 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $7.2 billion. At December 31, 2016, Kindred through its subsidiaries had approximately 100,100 employees providing healthcare services in 2,654 locations in 46 states, including 82 LTAC hospitals, 19 inpatient rehabilitation hospitals, 91 nursing centers, 17 sub-acute units, 635 Kindred at Home home health, hospice and non-medical home care sites of service, 102 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses which served 1,708 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for eight years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

- MORE -

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues	$1,745,951	$1,780,949	$7,219,519	$7,054,907

Salaries, wages and benefits	945,611	909,171	3,758,423	3,614,091
Supplies	89,772	96,295	384,098	384,354
Rent	94,509	96,934	390,534	379,889
Other operating expenses	195,765	208,315	845,680	825,996
General and administrative expenses	304,869	341,052	1,303,428	1,385,038
Other income	(991)	(1,317)	(2,900)	(3,016)
Litigation contingency expense	—	8,261	2,840	138,648
Impairment charges	4,351	18,031	342,559	24,757
Restructuring charges	18,952	4,177	107,175	12,970
Depreciation and amortization	38,082	40,362	159,402	157,251
Interest expense	59,230	56,267	234,647	232,395
Investment income	(601)	(603)	(3,162)	(2,806)

	1,749,549	1,776,945	7,522,724	7,149,567

Income (loss) from continuing operations before income taxes	(3,598)	4,004	(303,205)	(94,660)
Provision (benefit) for income taxes	2,860	(51,980)	314,330	(42,797)

Income (loss) from continuing operations	(6,458)	55,984	(617,535)	(51,863)
Discontinued operations, net of income taxes:
Income (loss) from operations	4,194	1,509	6,616	(235)
Gain on divestiture of operations	116	261	295	1,244

Income from discontinued operations	4,310	1,770	6,911	1,009

Net income (loss)	(2,148)	57,754	(610,624)	(50,854)
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(13,261)	(12,082)	(53,602)	(42,564)
Discontinued operations	2	2	(4)	34

	(13,259)	(12,080)	(53,606)	(42,530)

Income (loss) attributable to Kindred	$(15,407)	$45,674	$(664,230)	$(93,384)

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$(19,719)	$43,902	$(671,137)	$(94,427)
Income from discontinued operations	4,312	1,772	6,907	1,043

Net income (loss)	$(15,407)	$45,674	$(664,230)	$(93,384)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$(0.23)	$0.50	$(7.73)	$(1.12)
Discontinued operations:
Income (loss) from operations	0.05	0.02	0.08	—
Gain on divestiture of operations	—	—	—	0.01

Income from discontinued operations	0.05	0.02	0.08	0.01

Net income (loss)	$(0.18)	$0.52	$(7.65)	$(1.11)

Diluted:

Income (loss) from continuing operations	$(0.23)	$0.50	$(7.73)	$(1.12)
Discontinued operations:
Income (loss) from operations	0.05	0.02	0.08	—
Gain on divestiture of operations	—	—	—	0.01

Income from discontinued operations	0.05	0.02	0.08	0.01

Net income (loss)	$(0.18)	$0.52	$(7.65)	$(1.11)

Shares used in computing earnings (loss) per common share:
Basic	86,904	86,336	86,800	84,558
Diluted	86,904	87,232	86,800	84,558
Cash dividends declared and paid per common share	$0.12	$0.12	$0.48	$0.48

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(In thousands, except per share amounts)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$137,061	$98,758
Insurance subsidiary investments	108,966	106,638
Accounts receivable less allowance for loss	1,172,078	1,194,868
Inventories	24,673	27,791
Income taxes	10,067	11,790
Other	63,693	61,054

	1,516,538	1,500,899

Property and equipment	2,026,430	2,162,398
Accumulated depreciation	(1,147,844)	(1,190,402)

	878,586	971,996

Goodwill	2,427,074	2,669,810
Intangible assets less accumulated amortization	790,235	755,655
Insurance subsidiary investments	204,929	204,498
Deferred tax assets	—	104,130
Acquisition deposit	—	18,489
Other	295,362	242,782

Total assets	$6,112,724	$6,468,259

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$203,925	$187,061
Salaries, wages and other compensation	397,486	404,925
Due to third party payors	41,320	36,251
Professional liability risks	65,284	64,099
Other accrued liabilities	269,736	394,246
Long-term debt due within one year	27,977	24,630

	1,005,728	1,111,212

Long-term debt	3,215,062	3,086,348
Professional liability risks	295,311	263,273
Deferred tax liabilities	201,808	—
Deferred credits and other liabilities	353,294	301,379

Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 85,166 shares - December 31, 2016 and 83,792 shares - December 31, 2015	21,291	20,948
Capital in excess of par value	1,710,231	1,737,747
Accumulated other comprehensive income (loss)	1,573	(2,632)
Accumulated deficit	(920,544)	(256,209)

	812,551	1,499,854
Noncontrolling interests	228,970	206,193

Total equity	1,041,521	1,706,047

Total liabilities and equity	$6,112,724	$6,468,259

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$(2,148)	$57,754	$(610,624)	$(50,854)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	32,660	33,208	135,966	128,533
Amortization of intangible assets	5,422	7,645	23,673	29,841
Amortization of stock-based compensation costs	3,367	4,872	16,425	20,636
Amortization of deferred financing costs	4,005	3,566	15,267	13,721
Payment of capitalized lender fees related to debt issuance	—	—	(7,375)	(28,012)
Provision for doubtful accounts	9,849	22,643	40,804	52,460
Deferred income taxes	1,868	(45,738)	310,338	(46,632)
Impairment charges	4,351	18,031	342,559	24,757
Gain on divestiture of discontinued operations	(116)	(261)	(295)	(1,244)
Other	5,152	3,080	12,414	13,537
Change in operating assets and liabilities:
Accounts receivable	84,922	4,822	(59,031)	(8,577)
Inventories and other assets	(20,704)	10,312	(24,226)	54,493
Accounts payable	1,764	2,408	26,215	(10,380)
Income taxes	1,882	(6,254)	4,242	27,392
Due to third party payors	(16,625)	(26,917)	3,692	(30,882)
Other accrued liabilities	31,265	(18,976)	(45,082)	(25,527)

Net cash provided by operating activities	146,914	70,195	184,962	163,262

Cash flows from investing activities:
Routine capital expenditures	(27,349)	(41,240)	(96,052)	(121,931)
Development capital expenditures	(7,713)	(7,865)	(34,825)	(19,931)
Acquisitions, net of cash acquired	(1,800)	—	(78,840)	(673,547)
Acquisition deposits	—	(18,489)	18,489	176,511
Sale of assets	21,025	1,674	25,987	8,735
Proceeds from senior unsecured notes offering held in escrow	—	—	—	1,350,000
Interest in escrow for senior unsecured notes	—	—	—	23,438
Purchase of insurance subsidiary investments	(22,318)	(26,036)	(97,740)	(85,222)
Sale of insurance subsidiary investments	17,010	24,295	95,488	75,075
Net change in insurance subsidiary cash and cash equivalents	(7,602)	(3,875)	877	(12,271)
Proceeds from note receivable	—	—	—	25,000
Net change in other investments	577	(4,995)	(32,770)	(4,620)
Other	1,022	592	(255)	10,972

Net cash provided by (used in) investing activities	(27,148)	(75,939)	(199,641)	752,209

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	376,100	325,600	1,643,300	1,740,450
Repayment of borrowings under revolving credit	(473,600)	(312,000)	(1,689,400)	(1,631,850)
Proceeds from issuance of term loan, net of discount	—	—	198,100	199,000
Proceeds from other long-term debt	—	—	750	—
Repayment of Gentiva debt	—	—	—	(1,177,363)
Repayment of term loan	(3,508)	(3,002)	(13,527)	(12,010)
Repayment of other long-term debt	(278)	(5,352)	(1,104)	(6,752)
Payment of deferred financing costs	(180)	(162)	(522)	(3,446)
Issuance of common stock in connection with employee benefit plans	—	—	—	534
Payment of costs associated with issuance of common stock and
tangible equity units	—	—	—	(915)
Payment of dividend for mandatory redeemable preferred stock	(2,956)	(2,752)	(11,514)	(10,887)
Dividends paid	(10,221)	(10,052)	(40,738)	(40,119)
Contributions made by noncontrolling interests	3,253	660	14,514	2,152
Distributions to noncontrolling interests	(10,745)	(10,635)	(45,985)	(42,458)
Purchase of noncontrolling interests	—	—	(1,000)	—
Other	—	1,306	108	2,763

Net cash provided by (used in) financing activities	(122,135)	(16,389)	52,982	(980,901)

Change in cash and cash equivalents	(2,369)	(22,133)	38,303	(65,430)
Cash and cash equivalents at beginning of period	139,430	120,891	98,758	164,188

Cash and cash equivalents at end of period	$137,061	$98,758	$137,061	$98,758

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated and Business Segment Data

(Unaudited)

(In thousands, except per share amounts)

											Fourth quarter
	2015 Quarters					2016 Quarters					% change v.
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year	prior year
Condensed consolidated income statement data:
GAAP presentation:
Revenues	$1,675,967	$1,833,475	$1,764,516	$1,780,949	$7,054,907	$1,837,971	$1,842,070	$1,793,527	$1,745,951	$7,219,519	(2.0)
Operating expenses	1,645,791	1,584,873	1,568,189	1,583,985	6,382,838	1,604,855	1,591,898	1,986,221	1,558,329	6,741,303	(1.6)
Rent	91,788	95,731	95,436	96,934	379,889	97,517	100,093	98,415	94,509	390,534	(2.5)
Depreciation and amortization	38,935	38,625	39,329	40,362	157,251	40,681	40,257	40,382	38,082	159,402	(5.6)
Interest, net	61,777	56,140	56,008	55,664	229,589	57,245	57,559	58,052	58,629	231,485	5.3

Income (loss) from continuing operations before income taxes	(162,324)	58,106	5,554	4,004	(94,660)	37,673	52,263	(389,543)	(3,598)	(303,205)	(189.9)
Provision (benefit) for income taxes	(27,736)	24,396	12,523	(51,980)	(42,797)	11,836	17,882	281,752	2,860	314,330	(105.5)

Income (loss) from continuing operations	(134,588)	33,710	(6,969)	55,984	(51,863)	25,837	34,381	(671,295)	(6,458)	(617,535)	(111.5)
Noncontrolling interests	(8,847)	(11,735)	(9,900)	(12,082)	(42,564)	(12,514)	(13,522)	(14,305)	(13,261)	(53,602)	9.8

Net income (loss) attributable to Kindred	$(143,435)	$21,975	$(16,869)	$43,902	$(94,427)	$13,323	$20,859	$(685,600)	$(19,719)	$(671,137)	(144.9)

Diluted EPS	$(1.80)	$0.25	$(0.20)	$0.50	$(1.12)	$0.15	$0.23	$(7.89)	$(0.23)	$(7.73)	(146.0)
Diluted shares	79,575	86,402	86,184	87,232	84,558	87,249	87,500	86,869	86,904	86,800	(0.4)
Core presentation (a):
EBITDAR	$234,211	$261,800	$236,477	$247,839	$980,327	$246,834	$267,895	$220,075	$215,315	$950,119	(13.1)
Rent	91,199	95,528	95,436	96,934	379,097	97,517	100,093	98,069	94,509	390,188	(2.5)
Interest, net	44,346	56,140	56,008	55,664	212,158	57,245	57,559	58,052	58,629	231,485	5.3
Provision for income taxes	22,466	25,721	15,298	13,758	77,243	16,546	21,417	4,639	3,243	45,845	(76.4)
Net income attributable to Kindred	28,418	34,051	20,506	29,039	112,014	22,331	34,031	4,340	7,591	68,293	(73.9)
Core diluted EPS	$0.34	$0.39	$0.23	$0.33	$1.28	$0.25	$0.38	$0.05	$0.08	$0.76	(75.8)
Diluted shares	82,422	86,402	86,892	87,232	86,098	87,249	87,500	87,529	87,641	87,491	0.5
Revenues by segment:
Kindred at Home:
Home health	$300,867	$427,820	$424,054	$425,759	$1,578,500	$430,035	$438,556	$449,958	$444,073	$1,762,622	4.3
Hospice	119,057	178,005	181,140	178,325	656,527	176,426	185,641	188,575	186,161	736,803	4.4

	419,924	605,825	605,194	604,084	2,235,027	606,461	624,197	638,533	630,234	2,499,425	4.3
Hospital division	640,483	627,206	579,497	593,593	2,440,779	643,299	633,695	575,323	530,746	2,383,063	(10.6)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	151,564	152,544	149,435	155,579	609,122	165,774	169,815	169,018	170,041	674,648	9.3
RehabCare	252,595	236,791	219,518	206,582	915,486	204,248	196,075	192,480	191,489	784,292	(7.3)

	404,159	389,335	368,953	362,161	1,524,608	370,022	365,890	361,498	361,530	1,458,940	(0.2)
Nursing center division	274,308	273,870	270,510	273,387	1,092,075	272,227	272,395	270,259	273,055	1,087,936	(0.1)

	1,738,874	1,896,236	1,824,154	1,833,225	7,292,489	1,892,009	1,896,177	1,845,613	1,795,565	7,429,364	(2.1)
Eliminations	(62,907)	(62,761)	(59,638)	(52,276)	(237,582)	(54,038)	(54,107)	(52,086)	(49,614)	(209,845)	(5.1)

	$1,675,967	$1,833,475	$1,764,516	$1,780,949	$7,054,907	$1,837,971	$1,842,070	$1,793,527	$1,745,951	$7,219,519	(2.0)

(a)	See reconciliation of GAAP results to non-GAAP results beginning on page 15.

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated and Business Segment Data (Continued)

(Unaudited)

(In thousands, except statistics)

	2015 Quarters						2016 Quarters						Fourth quarter % change v.
	First	Second	Third	Fourth		Year	First	Second	Third	Fourth		Year	prior year
Segment EBITDAR:
Kindred at Home:
Home health	$46,798	$72,917	$67,682	$68,776		$256,173	$66,941	$76,030	$75,073	$61,487		$279,531	(10.6)
Hospice	16,996	27,887	34,025	30,212		109,120	24,866	31,329	31,326	28,805		116,326	(4.7)

	63,794	100,804	101,707	98,988		365,293	91,807	107,359	106,399	90,292		395,857	(8.8)
Hospital division	134,111	131,532	96,108	116,454		478,205	135,495	125,932	82,752	91,892		436,071	(21.1)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,564	44,531	42,141	44,891		176,127	47,870	50,469	49,470	49,314		197,123	9.9
RehabCare	15,708	14,681	14,544	(1,118)		43,815	11,987	13,269	9,248	5,578		40,082	598.9

	60,272	59,212	56,685	43,773		219,942	59,857	63,738	58,718	54,892		237,205	25.4
Nursing center division	36,963	39,877	35,923	36,601		149,364	30,100	33,662	29,922	33,658		127,342	(8.0)
Core EBITDAR by segment (a):
Kindred at Home:
Home health	$46,798	$72,917	$68,155	$68,826		$256,696	$65,803	$75,859	$75,073	$61,185		$277,920	(11.1)
Hospice	16,996	27,887	34,025	30,212		109,120	24,866	31,329	31,326	27,668		115,189	(8.4)

	63,794	100,804	102,180	99,038		365,816	90,669	107,188	106,399	88,853		393,109	(10.3)
Hospital division	134,786	131,532	97,128	117,675		481,121	135,495	125,932	82,752	91,262		435,441	(22.4)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,564	44,531	42,141	45,098		176,334	47,870	50,469	50,217	49,314		197,870	9.3
RehabCare	16,493	14,681	14,544	11,858		57,576	11,987	13,269	9,248	5,578		40,082	(53.0)

	61,057	59,212	56,685	56,956		233,910	59,857	63,738	59,465	54,892		237,952	(3.6)
Nursing center division	36,963	40,461	35,923	36,601		149,948	30,100	33,662	29,922	33,658		127,342	(8.0)
Support center	(62,389)	(70,209)	(55,439)	(62,431	)(b)	(250,468)	(69,287)	(62,625)	(58,463)	(53,350	)(b)	(243,725)	(14.5)

	$234,211	$261,800	$236,477	$247,839		$980,327	$246,834	$267,895	$220,075	$215,315		$950,119	(13.1)

EBITDAR margin by segment:
Kindred at Home:
Home health	15.6	17.0	16.0	16.2		16.2	15.6	17.3	16.7	13.8		15.9	(2.4)
Hospice	14.3	15.7	18.8	16.9		16.6	14.1	16.9	16.6	15.5		15.8	(1.4)
Kindred at Home	15.2	16.6	16.8	16.4		16.3	15.1	17.2	16.7	14.3		15.8	(2.1)
Hospital division	20.9	21.0	16.6	19.6		19.6	21.1	19.9	14.4	17.3		18.3	(2.3)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	29.4	29.2	28.2	28.9		28.9	28.9	29.7	29.3	29.0		29.2	0.1
RehabCare	6.2	6.2	6.6	(0.5)		4.8	5.9	6.8	4.8	2.9		5.1	3.4
Kindred Rehabilitation Services	14.9	15.2	15.4	12.1		14.4	16.2	17.4	16.2	15.2		16.3	3.1
Nursing center division	13.5	14.6	13.3	13.4		13.7	11.1	12.4	11.1	12.3		11.7	(1.1)
Core EBITDAR margin by segment:
Kindred at Home:
Home health	15.6	17.0	16.1	16.2		16.3	15.3	17.3	16.7	13.8		15.8	(2.4)
Hospice	14.3	15.7	18.8	16.9		16.6	14.1	16.9	16.6	14.9		15.6	(2.0)
Kindred at Home	15.2	16.6	16.9	16.4		16.4	15.0	17.2	16.7	14.1		15.7	(2.3)
Hospital division	21.0	21.0	16.8	19.8		19.7	21.1	19.9	14.4	17.2		18.3	(2.6)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	29.4	29.2	28.2	29.0		28.9	28.9	29.7	29.7	29.0		29.3	—
RehabCare	6.5	6.2	6.6	5.7		6.3	5.9	6.8	4.8	2.9		5.1	(2.8)
Kindred Rehabilitation Services	15.1	15.2	15.4	15.7		15.3	16.2	17.4	16.4	15.2		16.3	(0.5)
Nursing center division	13.5	14.8	13.3	13.4		13.7	11.1	12.4	11.1	12.3		11.7	(1.1)
Consolidated	14.0	14.3	13.4	13.9		13.9	13.4	14.5	12.3	12.3		13.2	(1.6)

(a)	See reconciliation of GAAP results to non-GAAP results beginning on page 15.
(b)	Includes changes in estimate of $8 million and $10 million for the fourth quarters of 2015 and 2016, respectively, to lower incentive compensation costs recorded in prior periods.

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

	2015 Quarters					2016 Quarters					Fourth quarter % change v.
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year	prior year
Kindred at Home (data combined to include
Kindred and Gentiva for each historical period):
Home Health:
Sites of service (at end of period)	415	411	388	373		384	384	395	390
Revenue mix %:
Medicare	80.9	80.4	80.0	80.0	80.3	79.8	79.3	78.1	77.9	78.8
Medicaid	2.1	2.1	2.1	2.1	2.1	2.1	2.1	2.5	1.9	2.1
Commercial and other	7.3	7.9	8.2	8.5	8.1	8.4	8.2	8.6	10.6	8.9
Commercial paid at episodic rates	9.7	9.6	9.7	9.4	9.5	9.7	10.4	10.8	9.6	10.2
Episodic revenues ($ 000s)	$308,317	$324,027	$319,820	$320,698	$1,272,862	$325,821	$332,193	$332,562	$323,398	$1,313,974	0.8
Total episodic admissions	69,936	67,808	66,753	66,157	270,654	71,426	70,212	69,219	67,501	278,358	2.0
Medicare episodic admissions	61,186	59,394	58,479	57,804	236,863	62,011	60,730	59,823	59,540	242,104	3.0
Total episodes	110,980	109,599	108,519	108,300	437,398	113,887	113,278	113,256	111,164	451,585	2.6
Episodes per admission	1.59	1.62	1.63	1.64	1.62	1.59	1.61	1.64	1.65	1.62	0.6
Revenue per episode	$2,778	$2,956	$2,947	$2,961	$2,910	$2,861	$2,933	$2,936	$2,909	$2,910	(1.8)
Hospice:
Sites of service (at end of period)	190	185	181	175		177	177	185	183
Admissions	13,164	12,574	12,091	12,129	49,958	13,234	13,149	12,916	12,660	51,959	4.4
Average length of stay	95	93	101	100	97	92	91	98	100	95	—
Patient days	1,150,841	1,190,604	1,211,291	1,185,330	4,738,066	1,183,908	1,238,584	1,277,125	1,246,152	4,945,769	5.1
Average daily census	12,787	13,084	13,166	12,884	12,981	13,010	13,611	13,882	13,545	13,513	5.1
Revenue per patient day	$151	$150	$150	$150	$150	$149	$150	$148	$149	$149	(0.7)
Community Care and other revenues (included in Home Health business segment) ($ 000s)	$65,530	$67,647	$67,338	$67,684	$268,199	$66,305	$68,229	$75,978	$74,875	$285,387	10.6
Hospital division:
End of period data:
Number of transitional care hospitals	97	96	95	95		95	97	94	82
Number of licensed beds	7,147	7,124	7,094	7,094		7,089	7,067	6,890	6,107
Revenue mix %:
Medicare	56.8	55.2	57.1	57.3	56.6	57.8	55.5	54.6	53.5	55.5
Medicaid	5.5	5.3	5.3	5.1	5.3	4.2	4.2	4.0	4.5	4.2
Medicare Advantage	11.9	11.6	10.8	11.1	11.4	11.5	12.0	12.1	11.0	11.7
Medicaid Managed	4.7	5.6	6.1	6.2	5.6	5.6	6.3	7.3	8.0	6.7
Commercial insurance and other	21.1	22.3	20.7	20.3	21.1	20.9	22.0	22.0	23.0	21.9
Admissions:
Medicare	8,775	8,267	7,976	8,169	33,187	8,919	8,253	7,861	7,351	32,384	(10.0)
Medicaid	610	610	556	520	2,296	463	386	375	336	1,560	(35.4)
Medicare Advantage	1,555	1,352	1,212	1,304	5,423	1,453	1,382	1,327	1,210	5,372	(7.2)
Medicaid Managed	643	675	646	612	2,576	733	768	861	787	3,149	28.6
Commercial insurance and other	1,868	1,815	1,763	1,701	7,147	1,871	1,807	1,727	1,488	6,893	(12.5)

	13,451	12,719	12,153	12,306	50,629	13,439	12,596	12,151	11,172	49,358	(9.2)

Patient days:
Medicare	228,483	218,577	210,870	210,409	868,339	229,004	219,013	202,482	186,290	836,789	(11.5)
Medicaid	28,663	25,213	23,167	21,795	98,838	21,134	19,409	16,781	12,181	69,505	(44.1)
Medicare Advantage	48,448	44,740	39,585	41,079	173,852	45,760	47,697	43,241	37,526	174,224	(8.6)
Medicaid Managed	22,013	24,833	24,412	24,802	96,060	25,341	27,267	28,534	29,275	110,417	18.0
Commercial insurance and other	62,241	62,922	58,631	57,321	241,115	62,769	63,009	59,856	54,148	239,782	(5.5)

	389,848	376,285	356,665	355,406	1,478,204	384,008	376,395	350,894	319,420	1,430,717	(10.1)

Average length of stay:
Medicare	26.0	26.4	26.4	25.8	26.2	25.7	26.5	25.8	25.3	25.8	(1.9)
Medicaid	47.0	41.3	41.7	41.9	43.0	45.6	50.3	44.7	36.3	44.6	(13.4)
Medicare Advantage	31.2	33.1	32.7	31.5	32.1	31.5	34.5	32.6	31.0	32.4	(1.6)
Medicaid Managed	34.2	36.8	37.8	40.5	37.3	34.6	35.5	33.1	37.2	35.1	(8.1)
Commercial insurance and other	33.3	34.7	33.3	33.7	33.7	33.5	34.9	34.7	36.4	34.8	8.0
Weighted average	29.0	29.6	29.3	28.9	29.2	28.6	29.9	28.9	28.6	29.0	(1.0)
Revenues per admission:
Medicare	$41,483	$41,892	$41,451	$41,656	$41,620	$41,717	$42,579	$39,945	$38,602	$40,800	(7.3)
Medicaid	57,594	54,795	55,415	57,724	56,352	57,928	69,797	61,338	70,333	64,356	21.8
Medicare Advantage	48,908	53,578	51,495	50,680	51,077	51,080	55,105	52,363	48,387	51,826	(4.5)
Medicaid Managed	46,740	51,950	54,976	60,263	53,383	49,287	51,696	48,631	54,238	50,932	(10.0)
Commercial insurance and other	72,395	77,110	68,151	70,735	72,150	71,651	77,193	73,515	82,066	75,819	16.0
Weighted average	47,616	49,312	47,683	48,236	48,209	47,868	50,309	47,348	47,507	48,281	(1.5)
Revenues per patient day:
Medicare	$1,593	$1,584	$1,568	$1,617	$1,591	$1,625	$1,605	$1,551	$1,523	$1,579	(5.8)
Medicaid	1,226	1,326	1,330	1,377	1,309	1,269	1,388	1,371	1,940	1,444	40.9
Medicare Advantage	1,570	1,619	1,577	1,609	1,593	1,622	1,597	1,607	1,560	1,598	(3.0)
Medicaid Managed	1,365	1,412	1,455	1,487	1,432	1,426	1,456	1,467	1,458	1,453	(2.0)
Commercial insurance and other	2,173	2,224	2,049	2,099	2,139	2,136	2,214	2,121	2,255	2,180	7.4
Weighted average	1,643	1,667	1,625	1,670	1,651	1,675	1,684	1,640	1,662	1,666	(0.5)
Medicare case mix index (discharged patients only)	1.166	1.163	1.150	1.164	1.162	1.163	1.179	1.172	1.153	1.169	(0.9)
Average daily census	4,332	4,135	3,877	3,863	4,050	4,220	4,136	3,814	3,472	3,909	(10.1)
Occupancy%	69.2	66.1	62.2	62.2	64.9	68.0	67.5	61.6	64.1	65.1	3.1

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2015 Quarters					2016 Quarters					Fourth quarter % change v.
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year	prior year
Same-hospital data (a):
End of period data:
Number of transitional care hospitals	78	78	78	78		78	78	78	78
Number of licensed beds	5,965	5,965	5,965	5,965		5,960	5,960	5,960	5,960
Revenues	$555,986	$546,476	$506,887	$520,087	$2,129,436	$563,201	$557,989	$508,608	$521,244	$2,151,042	0.2
Revenue mix %:
Medicare	57.2	55.4	57.6	57.8	57.0	58.0	55.4	54.1	53.0	55.2
Medicaid	5.0	4.7	4.8	4.5	4.8	3.7	3.9	3.7	4.5	3.9
Medicare Advantage	11.5	11.2	10.2	10.7	10.9	11.3	11.7	12.3	11.0	11.6
Medicaid Managed	4.9	5.8	6.3	6.4	5.8	5.8	6.6	7.8	8.2	7.1
Commercial insurance and other	21.4	22.9	21.1	20.6	21.5	21.2	22.4	22.1	23.3	22.2
Admissions:
Medicare	7,594	7,155	7,008	7,161	28,918	7,802	7,209	6,882	7,132	29,025	(0.4)
Medicaid	520	527	485	430	1,962	395	342	343	336	1,416	(21.9)
Medicare Advantage	1,284	1,099	1,020	1,082	4,485	1,219	1,148	1,165	1,187	4,719	9.7
Medicaid Managed	562	609	572	547	2,290	632	702	792	787	2,913	43.9
Commercial insurance and other	1,548	1,514	1,457	1,410	5,929	1,567	1,528	1,462	1,456	6,013	3.3

	11,508	10,904	10,542	10,630	43,584	11,615	10,929	10,644	10,898	44,086	2.5

Patient days:
Medicare	198,834	189,440	184,829	185,149	758,252	200,004	190,955	177,079	180,794	748,832	(2.4)
Medicaid	21,074	18,041	16,596	14,788	70,499	14,670	13,547	12,085	12,175	52,477	(17.7)
Medicare Advantage	40,387	37,070	32,588	34,630	144,675	38,617	40,835	38,462	36,900	154,814	6.6
Medicaid Managed	19,537	22,351	21,700	22,063	85,651	22,421	24,893	26,698	29,284	103,296	32.7
Commercial insurance and other	52,945	53,110	49,896	49,141	205,092	53,613	53,821	51,772	53,391	212,597	8.6

	332,777	320,012	305,609	305,771	1,264,169	329,325	324,051	306,096	312,544	1,272,016	2.2

Average length of stay:
Medicare	26.2	26.5	26.4	25.9	26.2	25.6	26.5	25.7	25.3	25.8	(2.3)
Medicaid	40.5	34.2	34.2	34.4	35.9	37.1	39.6	35.2	36.2	37.1	5.2
Medicare Advantage	31.5	33.7	31.9	32.0	32.3	31.7	35.6	33.0	31.1	32.8	(2.8)
Medicaid Managed	34.8	36.7	37.9	40.3	37.4	35.5	35.5	33.7	37.2	35.5	(7.7)
Commercial insurance and other	34.2	35.1	34.2	34.9	34.6	34.2	35.2	35.4	36.7	35.4	5.2
Weighted average	28.9	29.3	29.0	28.8	29.0	28.4	29.7	28.8	28.7	28.9	(0.3)
Revenues per admission:
Medicare	$41,914	$42,350	$41,669	$41,954	$41,973	$41,876	$42,883	$39,959	$38,720	$40,896	(7.7)
Medicaid	53,340	48,832	50,400	54,199	51,591	53,232	62,945	54,765	70,288	59,996	29.7
Medicare Advantage	49,842	55,649	50,807	51,604	51,909	51,955	57,112	53,701	48,440	52,757	(6.1)
Medicaid Managed	48,002	52,017	55,653	61,296	54,156	51,511	52,419	50,027	54,286	52,076	(11.4)
Commercial insurance and other	76,859	82,490	73,279	75,877	77,184	76,305	81,779	77,047	83,278	79,565	9.8
Weighted average	48,313	50,117	48,083	48,926	48,858	48,489	51,056	47,784	47,829	48,792	(2.2)
Revenues per patient day:
Medicare	$1,601	$1,600	$1,580	$1,623	$1,601	$1,634	$1,619	$1,553	$1,527	$1,585	(5.9)
Medicaid	1,316	1,426	1,473	1,576	1,436	1,433	1,589	1,554	1,940	1,619	23.1
Medicare Advantage	1,585	1,650	1,590	1,612	1,609	1,640	1,606	1,627	1,558	1,608	(3.3)
Medicaid Managed	1,381	1,417	1,467	1,520	1,448	1,452	1,478	1,484	1,459	1,469	(4.0)
Commercial insurance and other	2,247	2,352	2,140	2,177	2,231	2,230	2,322	2,176	2,271	2,250	4.3
Weighted average	1,671	1,708	1,659	1,701	1,684	1,710	1,722	1,662	1,668	1,691	(1.9)
Average daily census	3,698	3,517	3,322	3,324	3,463	3,619	3,561	3,327	3,397	3,475	2.2

(a)	All historical statistics have been adjusted to present the ongoing hospital division portfolio excluding four hospitals acquired during the second quarter of 2016. See reconciliation of same-hospital revenues to reported revenues for the Hospital Division on page 18.

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2015 Quarters					2016 Quarters					Fourth quarter % change v.
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year	prior year
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services:
Freestanding IRFs:
End of period data:
Number of IRFs	16	16	18	18		19	19	19	19
Number of licensed beds	829	829	919	919		969	969	969	995
Discharges (a)	3,806	3,927	3,941	4,317	15,991	4,448	4,646	4,644	4,671	18,409	8.2
Same-hospital discharges (a)	3,806	3,927	3,842	4,173	15,748	4,016	4,089	4,069	4,366	16,540	4.6
Occupancy % (a)	73.2	71.5	68.7	68.0	70.2	70.6	70.6	68.8	66.5	69.1	(2.2)
Average length of stay (a)	13.7	13.1	13.2	12.7	13.2	13.2	12.9	12.7	12.6	12.8	(0.8)
Revenue per discharge (a)	$19,517	$19,325	$18,992	$18,640	$19,104	$19,731	$19,318	$19,599	$19,486	$19,531	4.5
Contract services:
Sites of service (at end of period):
Inpatient rehabilitation units	100	99	101	100		104	105	104	102
LTAC hospitals	120	120	119	119		119	121	120	119
Sub-acute units	8	8	7	7		7	7	7	5
Outpatient units	138	139	135	130		139	138	139	132

	366	366	362	356		369	371	370	358

Revenue per site	$211,151	$209,436	$206,041	$210,978	$837,606	$211,417	$215,798	$210,810	$220,733	$858,758	4.6

RehabCare:
Sites of service (at end of period)	1,829	1,789	1,821	1,798		1,767	1,759	1,754	1,718
Revenue per site	$138,106	$132,359	$120,548	$114,896	$505,909	$115,590	$111,470	$109,738	$111,460	$448,258	(3.0)

Nursing center division:
End of period data:
Number of nursing centers	90	90	90	90		92	92	91	91
Number of licensed beds	11,535	11,535	11,535	11,535		11,815	11,815	11,568	11,568
Admissions (b)	10,376	9,831	9,558	9,237	39,002	9,815	9,480	9,698	9,409	38,402	1.9
Medicare average length of stay (b)	28.9	28.9	28.5	28.4	28.7	28.2	28.4	27.4	26.7	27.7	(6.0)
Patient days (b)	861,278	852,691	851,332	845,924	3,411,225	846,578	842,681	845,037	846,361	3,380,657	0.1
Revenues per patient day (b)	$319	$321	$318	$323	$320	$322	$323	$320	$323	$322	—
Average daily census (b)	9,570	9,370	9,254	9,195	9,346	9,303	9,260	9,185	9,200	9,237	0.1
Occupancy % (b)	81.3	79.6	78.6	78.1	79.4	77.3	76.7	77.5	77.9	77.4	(0.3)

(a)	Excludes non-consolidating IRF.
(b)	Excludes managed facilities.

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

Forward-Looking Statements

This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s ability to exit the skilled nursing facility business and the expected timing of such exit, as well as the Company’s ability to realize the anticipated benefits, sale proceeds, cost savings and strategic gains from this initiative, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “hope,” “may,” “potential,” “upside,” and other similar expressions. Statements in this earnings release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties, and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Non-GAAP Measures

In addition to the results provided in accordance with GAAP, the Company has provided information in this earnings release to compute certain non-GAAP measures. The use of these non-GAAP measures are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in the following pages of this earnings release.

EBITDAR: The Company defines EBITDAR as earnings before interest, income taxes, depreciation, amortization and rent, and believes that the presentation of EBITDAR is useful to the investors because creditors, securities analysts and investors use EBITDAR as a measure of earnings used to compare the performance of companies in the healthcare industry before consideration of the capital structure of fixed assets and financing costs, which can vary significantly among companies.

For each of the Company’s segments, EBITDAR is a measure of performance used by the Company’s chief operating decision makers in accordance with “Accounting Standard Codification 280—Segment Reporting.” In this context, the Company defines segment EBITDAR as earnings before interest, income taxes, depreciation, amortization, and rent, excluding litigation contingency expense, impairment charges, restructuring charges, transaction costs, and the allocation of support center overhead.

Core Operating Results: The Company calculates core operating results, including core net income attributable to Kindred, core EBITDAR and core diluted EPS, by excluding charges related to transaction, integration, severance, retirement, retention, impairments, business interruption settlements, research and development, restructuring, debt amendment costs, and litigation. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges that are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s management uses core net income attributable to Kindred, core EBITDAR and core diluted EPS as meaningful measures of operational performance, and for the attainment of internal incentive compensation goals, in addition to other measures. The Company uses these measures to assess the relative performance and attainment of internal incentive compensation goals of its operating divisions, as well as the employees that operate these businesses. In addition, the Company believes these measures are important, because securities analysts and investors use these measures to compare the Company’s performance to other companies in the healthcare industry.

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

Non-GAAP Measures (Continued)

Same-Hospital Revenues: The same-hospital revenues are calculated by excluding from the Company’s Hospital Division revenues the results from four hospitals acquired in 2016, 15 hospitals sold in 2016, three hospitals that closed during 2016, and two hospitals that closed during 2015. The Company believes the presentation of same-hospital revenues provides investors, equity analysts and others with useful information regarding the performance of the Company’s hospital operations that are comparable for the periods presented.

For EBITDAR, core net income attributable to Kindred, and core EBITDAR, the Company believes that income (loss) from continuing operations is the most comparable GAAP measure. For core diluted EPS, the Company believes that GAAP diluted earnings (loss) per share from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations and diluted earnings (loss) per share from continuing operations as important measures of the Company’s financial performance, because they provide the most complete measures of its performance. For same-hospital revenues, the Company believes that reported hospital segment revenues is the most comparable GAAP measure. Readers of the Company’s financial information should consider reported hospital segment revenues as an important measure of the Company’s Hospital Division financial performance because it provides the most complete measure of its performance. Operating results presented on a core basis, as well as a same-hospital basis, should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance.

Also in this earnings release, the Company provides the financial measures of operating cash flows and free cash flows excluding certain items, which the Company refers to as core operating cash flows and core free cash flows, respectively.

Core Operating Cash Flows: The Company defines core operating cash flows as operating cash flows excluding payments related to transaction, severance, retirement, retention, business interruption settlements, research and development, restructuring charges, debt amendment costs, and litigation, net of income tax benefits. The Company believes that core operating cash flows provide important information to investors for comparability to other companies that use similar measures. Management uses core operating cash flows to evaluate consolidated operating performance and in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

Core Free Cash Flows: The Company defines core free cash flows as operating cash flows excluding payments related to transaction, severance, retirement, retention, business interruption settlements, research and development, restructuring charges, debt amendment costs, and litigation, net of income tax benefits but including routine capital expenditures and distributions to noncontrolling interests. The Company believes that core free cash flows provide important information to investors for comparability to other companies that use similar measures. Management uses core free cash flows in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

The Company recognizes that core operating cash flows and core free cash flows are non-GAAP measures and are not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. For core operating cash flows and core free cash flows, the Company believes net cash flows provided by operating activities is the most comparable GAAP measure. Readers of the Company’s financial information should consider net cash flows provided by operating activities as an important measure because it provides the most complete measure of cash provided by operating activities. Core operating cash flows and core free cash flows should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of the Company’s cash flows provided by operating activities.

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this earnings release to compute certain non-GAAP measures for the three months and year ended December 31, 2016 and 2015 before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below.

The income tax benefit (provision) associated with the excluded charges, including the deferred tax valuation allowance, was calculated using an effective income tax rate of 1.4% and 129.2% for the three months ended December 31, 2016 and 2015, respectively, and 56.9% and 36.8% for the year ended December 31, 2016 and 2015, respectively. The difference in the effective income tax rate for both periods compared to the same prior year periods is attributable to the deferred tax valuation allowance recorded in 2016 and the composition of charges that are non-deductible for income tax purposes, including the impairment charges, litigation contingency expense and transaction costs. For the three months ended December 31, 2015, the Company recorded an income tax benefit of $47.1 million based upon the final settlement terms of an investigation of RehabCare Group, Inc. by the United States Department of Justice, which was completed in January 2016. The investigation was settled for $126.3 million, including interest, and $125 million of the settlement cost was recorded during the nine months ended September 31, 2015.

	Three months ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015
Reconciliation of income from continuing operations before charges:

As reported:
Income (loss) from continuing operations attributable to Kindred	($19,719)	$43,902	($671,137)	($94,427)
Diluted income (loss) per common share from continuing operations	($0.23)	$0.50	($7.73)	($1.12)
Weighted average diluted shares outstanding	86,904	87,232	86,800	84,558

Detail of charges:
Restructuring charges:
Facility/branch divestitures and closings	($6,742)	($3,288)	($28,976)	($9,727)
Retention and severance costs	(9,344)	—	(14,393)	(523)
Transaction costs	(837)	—	(2,414)	—

	(16,923)	(3,288)	(45,783)	(10,250)
Lease termination costs (charged to rent restructuring charges)	(2,029)	(889)	(61,392)	(2,720)
Impairment charges	(4,351)	(18,031)	(342,559)	(18,031)
Research and development	(4,293)	—	(11,520)	—
RehabCare customer contract litigation	—	(12,864)	—	(12,864)
Litigation contingency expense	—	(8,261)	(2,840)	(138,648)
Other retirement and severance costs	—	(2,125)	(658)	(7,752)
Other facility/branch sales/closings/consolidations	—	(50)	(821)	(2,136)
Business interruption settlements	2,069	—	3,378	—
Debt amendment fees not capitalized	—	—	(1,103)	—
Gentiva transaction costs:				—
Professional and consulting fees	(1,779)	(2,662)	(5,610)	(37,840)
Severance and retention	—	(1,527)	(696)	(60,358)
Lease termination (charged to rent expense)	—	—	(272)	(792)
Pre-closing financing charges (charged to general and administrative expenses)	—	—	—	(6,005)
Pre-closing financing charges (charged to interest expense)	—	—	—	(17,431)
Trade name impairment charges	—	—	—	(6,726)
Other transaction costs	(387)	(1,178)	(2,373)	(4,928)

	(27,693)	(50,875)	(472,249)	(326,481)
Income tax benefit	22,385	65,738	119,987	120,040
Deferred tax valuation allowance	(22,002)	—	(388,472)	—

Charges net of income taxes	(27,310)	14,863	(740,734)	(206,441)
Noncontrolling interest adjustment related to impairment charges	—	—	1,304	—

	(27,310)	14,863	(739,430)	(206,441)
Allocation to participating unvested restricted stockholders	—	(204)	—	—

Available to common stockholders	($27,310)	$14,659	($739,430)	($206,441)

Diluted loss per common share related to charges	($0.31)	$0.17	($8.52)	($2.44)
Weighted average diluted shares outstanding	86,904	87,232	86,800	84,558

Core:
Income from continuing operations before charges	$7,591	$29,039	$68,293	$112,014
Diluted earnings per common share from continuing operations before charges (a)	$0.08	$0.33	$0.76	$1.28
Weighted average diluted shares outstanding used to compute earnings per common share from continuing operations before charges	87,641	87,232	87,491	86,098
Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	13.5%	25.1%	27.1%	33.3%
Impact of charges on effective income tax rate	66.0%	1273.1%	76.6%	11.9%

Reported effective income tax rate	79.5%	1298.2%	103.7%	45.2%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.2 million and $0.4 million for the three months ended December 31, 2016 and 2015, respectively, and by $1.5 million and $1.8 million for the year ended December 31, 2016 and 2015, respectively, for the allocation of income to participating unvested restricted stockholders.

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands)

A reconciliation of combined Kindred and Gentiva home health revenues (excluding community care) for each historical period follows:

	2015 Quarters					2016 Quarters					Fourth quarter % change v.
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year	prior year
Kindred	$254,965	$360,173	$356,716	$358,075	$1,329,929	$363,730	$370,327	$373,980	$369,198	$1,477,235
Gentiva	87,520	—	—	—	87,520	—	—	—	—	—

	$342,485	$360,173	$356,716	$358,075	$1,417,449	$363,730	$370,327	$373,980	$369,198	$1,477,235	3.1

A reconciliation of reported revenues to same-hospital revenues for the Hospital Division for each historical period follows:
	2015 Quarters					2016 Quarters					Fourth quarter % change v.
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year	prior year
Reported revenues	$640,483	$627,206	$579,497	$593,593	$2,440,779	$643,299	$633,695	$575,323	$530,746	$2,383,063	(10.6)
Hospitals acquired during 2016 (a)	—	—	—	—	—	—	(2,836)	(10,655)	(9,958)	(23,449)
Hospitals sold during 2016 (b)	(71,307)	(68,185)	(63,074)	(66,533)	(269,099)	(71,941)	(64,084)	(47,098)	732	(182,391)
Hospitals closed during 2016 (c)	(7,682)	(7,357)	(7,376)	(7,471)	(29,886)	(8,271)	(8,864)	(8,908)	(183)	(26,226)
Hospitals closed during 2015 (d)	(5,508)	(5,188)	(2,160)	498	(12,358)	114	78	(54)	(93)	45

Same-hospital revenues	$555,986	$546,476	$506,887	$520,087	$2,129,436	$563,201	$557,989	$508,608	$521,244	$2,151,042	0.2

(a)	Four hospitals acquired during the second quarter of 2016.
(b)	Three hospitals sold during the second quarter of 2016 and 12 hospitals sold during the fourth quarter of 2016.
(c)	Three hospitals closed during the third quarter of 2016.
(d)	One hospital closed during the second quarter of 2015 and one hospital closed during the third quarter of 2015.

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended December 31, 2016
		Charges
	As reported	Business interruption settlements	Impairment charges	Research and development	Restructuring charges	Gentiva transaction and integration	Other transaction	Deferred tax valuation allowance	Total	Before charges (“core”)
Income (loss) from continuing operations:
Segment EBITDAR:
Kindred at Home:
Home health	$61,487	$(302)	$—	$—	$—	$—	$—	$—	$(302)	$61,185
Hospice	28,805	(1,137)	—	—	—	—	—	—	(1,137)	27,668

	90,292	(1,439)	—	—	—	—	—	—	(1,439)	88,853

Hospital division	91,892	(630)	—	—	—	—	—	—	(630)	91,262
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	49,314	—	—	—	—	—	—	—	—	49,314
RehabCare	5,578	—	—	—	—	—	—	—	—	5,578

	54,892	—	—	—	—	—	—	—	—	54,892

Nursing center division	33,658	—	—	—	—	—	—	—	—	33,658
Support center	(57,643)	—	—	4,293	—	—	—	—	4,293	(53,350)
Impairment charges	(4,351)	—	4,351	—	—	—	—	—	4,351	—
Restructuring charges	(16,923)	—	—	—	16,923	—	—	—	16,923	—
Transaction costs	(2,166)	—	—	—	—	1,779	387	—	2,166	—

EBITDAR	189,651	(2,069)	4,351	4,293	16,923	1,779	387	—	25,664	215,315
Rent	(94,509)	—	—	—	—	—	—	—	—	(94,509)
Restructuring charges - rent	(2,029)	—	—	—	2,029	—	—	—	2,029	—
Depreciation and amortization	(38,082)	—	—	—	—	—	—	—	—	(38,082)
Interest, net	(58,629)	—	—	—	—	—	—	—	—	(58,629)

Income (loss) from continuing operations before income taxes	(3,598)	(2,069)	4,351	4,293	18,952	1,779	387	—	27,693	24,095
Provision for income taxes	2,860	(1,692)	3,559	3,511	15,501	1,190	316	(22,002)	383	3,243

	(6,458)	$(377)	$792	$782	$3,451	$589	$71	$22,002	$27,310	20,852

Noncontrolling interests	(13,261)									(13,261)

Income (loss) attributable to Kindred	$(19,719)									$7,591

Diluted earnings (loss) per common share	$(0.23)									$0.08
Diluted shares used in computing earnings (loss) per common share	86,904									87,641

	Three months ended December 31, 2015
		Charges
	As reported	Retirement and severance	Facility/ branch closings	RehabCare customer contract litigation	Litigation contingency	Impairment charges	Restructuring charges	Gentiva transaction and integration	Other transaction	Total	Before charges (“core”)
Income from continuing operations:
Segment EBITDAR:
Kindred at Home:
Home health	$68,776	$—	$50	$—	$—	$—	$—	$—	$—	$50	$68,826
Hospice	30,212	—	—	—	—	—	—	—	—	—	30,212

	98,988	—	50	—	—	—	—	—	—	50	99,038

Hospital division	116,454	1,221	—	—	—	—	—	—	—	1,221	117,675
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,891	207	—	—	—	—	—	—	—	207	45,098
RehabCare	(1,118)	112	—	12,864	—	—	—	—	—	12,976	11,858

	43,773	319	—	12,864	—	—	—	—	—	13,183	56,956

Nursing center division	36,601	—	—	—	—	—	—	—	—	—	36,601
Support center	(63,016)	585	—	—	—	—	—	—	—	585	(62,431)
Litigation contingency expense	(8,261)	—	—	—	8,261			—	—	8,261	—
Impairment charges	(18,031)	—	—	—	—	18,031	—	—	—	18,031	—
Restructuring charges	(3,288)	—	—	—	—	—	3,288	—	—	3,288	—
Transaction costs	(5,367)	—	—	—	—	—	—	4,189	1,178	5,367	—

EBITDAR	197,853	2,125	50	12,864	8,261	18,031	3,288	4,189	1,178	49,986	247,839
Rent	(96,934)	—	—	—	—	—	—	—	—	—	(96,934)
Restructuring charges - rent	(889)	—	—	—	—	—	889	—	—	889	—
Depreciation and amortization	(40,362)	—	—	—	—	—	—	—	—	—	(40,362)
Interest, net	(55,664)	—	—	—	—	—	—	—	—	—	(55,664)

Income from continuing operations before income taxes	4,004	2,125	50	12,864	8,261	18,031	4,177	4,189	1,178	50,875	54,879
Provision (benefit) for income taxes	(51,980)	836	20	5,062	50,329	6,205	1,643	1,487	156	65,738	13,758

	55,984	$1,289	$30	$7,802	$(42,068)	$11,826	$2,534	$2,702	$1,022	$(14,863)	41,121

Noncontrolling interests	(12,082)										(12,082)

Income attributable to Kindred	$43,902										$29,039

Diluted earnings per common share	$0.50										$0.33
Diluted shares used in computing earnings per common share	87,232										87,232

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Year ended December 31, 2016
		Charges
	As reported	Retirement and severance	Facility/ branch closings	Business interruption settlements	Litigation contingency	Impairment charges	Research and development	Debt amendment	Restructuring charges	Gentiva transaction and integration	Other transaction	Deferred tax valuation allowance	Total	Before charges (“core”)
Income (loss) from continuing operations:
Segment EBITDAR:
Kindred at Home:
Home health	$279,531	$—	$—	$(1,611)	$—	$—	$—	$—	$—	$—	$—	$—	$(1,611)	$277,920
Hospice	116,326	—	—	(1,137)	—	—	—	—	—	—	—	—	(1,137)	115,189

	395,857	—	—	(2,748)	—	—	—	—	—	—	—	—	(2,748)	393,109

Hospital division	436,071	—	—	(630)	—	—	—	—	—	—	—	—	(630)	435,441
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	197,123	—	747	—	—	—	—	—	—	—	—	—	747	197,870
RehabCare	40,082	—	—	—	—	—	—	—	—	—	—	—	—	40,082

	237,205	—	747	—	—	—	—	—	—	—	—	—	747	237,952

Nursing center division	127,342	—	—	—	—	—	—	—	—	—	—	—	—	127,342
Support center	(257,006)	658	—	—	—	—	11,520	1,103	—	—	—	—	13,281	(243,725)
Litigation contingency expense	(2,840)	—	—	—	2,840	—	—	—	—	—	—	—	2,840	—
Impairment charges	(342,559)	—	—	—	—	342,559	—	—	—	—	—	—	342,559	—
Restructuring charges	(45,783)	—	—	—	—	—	—	—	45,783	—	—	—	45,783	—
Transaction costs	(8,679)	—	—	—	—	—	—	—	—	6,306	2,373	—	8,679	—

EBITDAR	539,608	658	747	(3,378)	2,840	342,559	11,520	1,103	45,783	6,306	2,373	—	410,511	950,119
Rent	(390,534)	—	74	—	—	—	—	—	—	272	—	—	346	(390,188)
Restructuring charges - rent	(61,392)	—	—	—	—	—	—	—	61,392	—	—	—	61,392	—
Depreciation and amortization	(159,402)	—	—	—	—	—	—	—	—	—	—	—	—	(159,402)
Interest, net	(231,485)	—	—	—	—	—	—	—	—	—	—	—	—	(231,485)

Income (loss) from continuing operations before income taxes	(303,205)	658	821	(3,378)	2,840	342,559	11,520	1,103	107,175	6,578	2,373	—	472,249	169,044
Provision for income taxes	314,330	263	328	(1,349)	36	69,438	4,599	440	42,788	2,497	947	(388,472)	(268,485)	45,845

	(617,535)	395	493	(2,029)	2,804	273,121	6,921	663	64,387	4,081	1,426	388,472	740,734	123,199
Noncontrolling interests	(53,602)	—	—	—	—	(1,304)	—	—	—	—	—	—	(1,304)	(54,906)

Income (loss) attributable to Kindred	$(671,137)	$395	$493	$(2,029)	$2,804	$271,817	$6,921	$663	$64,387	$4,081	$1,426	$388,472	$739,430	$68,293

Diluted earnings (loss) per common share	$(7.73)													$0.76
Diluted shares used in computing earnings (loss) per common share	86,800													87,491

	Year ended December 31, 2015
		Charges
	As reported	Retirement and severance	Facility/ branch closings	RehabCare customer contract litigation	Litigation contingency	Impairment charges	Restructuring charges	Gentiva pre- closing financing costs	Gentiva transaction and integration	Other transaction	Total	Before charges (“core”)
Income (loss) from continuing operations:
Segment EBITDAR:
Kindred at Home:
Home health	$256,173	$—	$523	$—	$—	$—	$—	$—	$—	$—	$523	$256,696
Hospice	109,120	—	—	—	—	—	—	—	—	—	—	109,120

	365,293	—	523	—	—	—	—	—	—	—	523	365,816

Hospital division	478,205	1,887	1,029	—	—	—	—	—	—	—	2,916	481,121
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	176,127	207	—	—	—	—	—	—	—	—	207	176,334
RehabCare	43,815	897	—	12,864	—	—	—	—	—	—	13,761	57,576

	219,942	1,104	—	12,864	—	—	—	—	—	—	13,968	233,910

Nursing center division	149,364	—	584	—	—	—	—	—	—	—	584	149,948
Support center	(255,229)	4,761	—	—	—	—	—	—	—	—	4,761	(250,468)
Litigation contingency expense	(138,648)	—	—	—	138,648	—	—	—	—	—	138,648	—
Impairment charges	(24,757)	—	—	—	—	24,757	—	—	—	—	24,757	—
Restructuring charges	(10,250)	—	—	—	—	—	10,250	—	—	—	10,250	—
Transaction costs	(109,131)	—	—	—	—	—	—	6,005	98,198	4,928	109,131	—

EBITDAR	674,789	7,752	2,136	12,864	138,648	24,757	10,250	6,005	98,198	4,928	305,538	980,327
Rent	(379,889)	—	—	—	—	—	—	—	792	—	792	(379,097)
Restructuring charges - rent	(2,720)	—	—	—	—	—	2,720	—	—	—	2,720	—
Depreciation and amortization	(157,251)	—	—	—	—	—	—	—	—	—	—	(157,251)
Interest, net	(229,589)	—	—	—	—	—	—	17,431	—	—	17,431	(212,158)

Income (loss) from continuing operations before income taxes	(94,660)	7,752	2,136	12,864	138,648	24,757	12,970	23,436	98,990	4,928	326,481	231,821
Provision (benefit) for income taxes	(42,797)	3,063	844	5,084	51,965	8,890	5,126	9,261	34,266	1,541	120,040	77,243

	(51,863)	$4,689	$1,292	$7,780	$86,683	$15,867	$7,844	$14,175	$64,724	$3,387	$206,441	154,578

Noncontrolling interests	(42,564)											(42,564)

Income (loss) attributable to Kindred	$(94,427)											$112,014

Diluted earnings (loss) per common share	$(1.12)											$1.28
Diluted shares used in computing earnings (loss) per common share	84,558											86,098

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31, 2016
		Charges
	As reported	Retirement and severance	Business interruption settlements	Litigation contingency	Impairment charges	Research and development	Restructuring charges	Gentiva transaction and integration	Other transaction	Total	Before charges (“core”)
Income from continuing operations:
Segment EBITDAR:
Kindred at Home:
Home health	$66,941	$—	$(1,138)	$—	$—	$—	$—	$—	$—	$(1,138)	$65,803
Hospice	24,866	—	—	—	—	—	—	—	—	—	24,866

	91,807	—	(1,138)	—	—	—	—	—	—	(1,138)	90,669

Hospital division	135,495	—	—	—	—	—	—	—	—	—	135,495
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	47,870	—	—	—	—	—	—	—	—	—	47,870
RehabCare	11,987	—	—	—	—	—	—	—	—	—	11,987

	59,857	—	—	—	—	—	—	—	—	—	59,857

Nursing center division	30,100	—	—	—	—	—	—	—	—	—	30,100

Support center	(70,808)	658	—	—	—	863	—	—	—	1,521	(69,287)
Litigation contingency expense	(1,910)	—	—	1,910	—	—	—	—	—	1,910	—
Impairment charges	(7,788)	—	—	—	7,788	—	—	—	—	7,788	—
Restructuring charges	(1,701)	—	—	—	—	—	1,701	—	—	1,701	—
Transaction costs	(1,685)	—	—	—	—	—	—	1,603	82	1,685	—

EBITDAR	233,367	658	(1,138)	1,910	7,788	863	1,701	1,603	82	13,467	246,834
Rent	(97,517)	—	—	—	—	—	—	—	—	—	(97,517)
Restructuring charges - rent	(251)	—	—	—	—	—	251	—	—	251	—
Depreciation and amortization	(40,681)	—	—	—	—	—	—	—	—	—	(40,681)
Interest, net	(57,245)	—	—	—	—	—	—	—	—	—	(57,245)

Income from continuing operations before income taxes	37,673	658	(1,138)	1,910	7,788	863	1,952	1,603	82	13,718	51,391
Provision for income taxes	11,836	226	(391)	656	2,674	296	670	551	28	4,710	16,546

	25,837	$432	$(747)	$1,254	$5,114	$567	$1,282	$1,052	$54	$9,008	34,845

Noncontrolling interests	(12,514)										(12,514)

Income attributable to Kindred	$13,323										$22,331

Diluted earnings per common share	$0.15										$0.25
Diluted shares used in computing earnings per common share	87,249										87,249

	Three months ended March 31, 2015
		Charges
	As reported	Retirement and severance	Facility/ branch closings	Litigation contingency	Impairment charges	Restructuring charges	Gentiva pre-closing financing costs	Gentiva transaction and integration	Other transaction	Total	Before charges (“core”)
Income (loss) from continuing operations:
Segment EBITDAR:
Kindred at Home:
Home health	$46,798	$—	$—	$—	$—	$—	$—	$—	$—	$—	$46,798
Hospice	16,996	—	—	—	—	—	—	—	—	—	16,996

	63,794	—	—	—	—	—	—	—	—	—	63,794

Hospital division	134,111	—	675	—	—	—	—	—	—	675	134,786
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,564	—	—	—	—	—	—	—	—	—	44,564
RehabCare	15,708	785	—	—	—	—	—	—	—	785	16,493

	60,272	785	—	—	—	—	—	—	—	785	61,057

Nursing center division	36,963	—	—	—	—	—	—	—	—	—	36,963
Support center	(66,565)	4,176	—	—	—	—	—	—	—	4,176	(62,389)
Litigation contingency expense	(95,000)	—	—	95,000	—	—	—	—	—	95,000	—
Impairment charges	(6,726)	—	—	—	6,726	—	—	—	—	6,726	—
Restructuring charges	(1,619)	—	—	—	—	1,619	—	—	—	1,619	—
Transaction costs	(94,702)	—	—	—	—	—	6,005	86,598	2,099	94,702	—

EBITDAR	30,528	4,961	675	95,000	6,726	1,619	6,005	86,598	2,099	203,683	234,211
Rent	(91,788)	—	—	—	—	—	—	589	—	589	(91,199)
Restructuring charges - rent	(352)	—	—	—	—	352	—	—	—	352	—
Depreciation and amortization	(38,935)	—	—	—	—	—	—	—	—	—	(38,935)
Interest, net	(61,777)	—	—	—	—	—	17,431	—	—	17,431	(44,346)

Income (loss) from continuing operations before income taxes	(162,324)	4,961	675	95,000	6,726	1,971	23,436	87,187	2,099	222,055	59,731
Provision (benefit) for income taxes	(27,736)	2,133	290	—	2,891	848	10,075	33,063	902	50,202	22,466

	(134,588)	$2,828	$385	$95,000	$3,835	$1,123	$13,361	$54,124	$1,197	$171,853	37,265

Noncontrolling interests	(8,847)										(8,847)

Income (loss) attributable to Kindred	$(143,435)										$28,418

Diluted earnings (loss) per common share	$(1.80)										$0.34
Diluted shares used in computing earnings (loss) per common share	79,575										82,422

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30, 2016
		Charges
	As reported	Business interruption settlements	Litigation contingency	Impairment charges	Research and development	Debt amendment	Restructuring charges	Gentiva transaction and integration	Other transaction	Total	Before charges (“core”)
Income from continuing operations:
Segment EBITDAR:
Kindred at Home:
Home health	$76,030	$(171)	$—	$—	$—	$—	$—	$—	$—	$(171)	$75,859
Hospice	31,329	—	—	—	—	—	—	—	—	—	31,329

	107,359	(171)	—	—	—	—	—	—	—	(171)	107,188

Hospital division	125,932	—	—	—	—	—	—	—	—	—	125,932
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	50,469	—	—	—	—	—	—	—	—	—	50,469
RehabCare	13,269	—	—	—	—	—	—	—	—	—	13,269

	63,738	—	—	—	—	—	—	—	—	—	63,738

Nursing center division	33,662	—	—	—	—	—	—	—	—	—	33,662
Support center	(66,804)	—	—	—	3,076	1,103	—	—	—	4,179	(62,625)
Litigation contingency expense	(930)	—	930	—	—	—	—	—	—	930	—
Impairment charges	(6,131)	—	—	6,131	—	—	—	—	—	6,131	—
Restructuring charges	(4,346)	—	—	—	—	—	4,346	—	—	4,346	—
Transaction costs	(1,846)	—	—	—	—	—	—	1,674	172	1,846	—

EBITDAR	250,634	(171)	930	6,131	3,076	1,103	4,346	1,674	172	17,261	267,895
Rent	(100,093)	—	—	—	—	—	—	—	—	—	(100,093)
Restructuring charges - rent	(462)	—	—	—	—	—	462	—	—	462	—
Depreciation and amortization	(40,257)	—	—	—	—	—	—	—	—	—	(40,257)
Interest, net	(57,559)	—	—	—	—	—	—	—	—	—	(57,559)

Income from continuing operations before income taxes	52,263	(171)	930	6,131	3,076	1,103	4,808	1,674	172	17,723	69,986
Provision for income taxes	17,882	(123)	(1,307)	4,403	2,209	792	(3,765)	1,202	124	3,535	21,417

	34,381	(48)	2,237	1,728	867	311	8,573	472	48	14,188	48,569
Noncontrolling interests	(13,522)	—	—	(1,016)	—	—	—	—	—	(1,016)	(14,538)

Income attributable to Kindred	$20,859	$(48)	$2,237	$712	$867	$311	$8,573	$472	$48	$13,172	$34,031

Diluted earnings per common share	$0.23										$0.38
Diluted shares used in computing earnings per common share	87,500										87,500
	Three months ended June 30, 2015
		Charges
	As reported	Facility/ branch closings	Litigation contingency	Restructuring charges	Gentiva transaction and integration	Other transaction	Total	Before charges (“core”)
Income from continuing operations:
Segment EBITDAR:
Kindred at Home:
Home health	$72,917	$—	$—	$—	$—	$—	$—	$72,917
Hospice	27,887	—	—	—	—	—	—	27,887

	100,804	—	—	—	—	—	—	100,804

Hospital division	131,532	—	—	—	—	—	—	131,532
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,531	—	—	—	—	—	—	44,531
RehabCare	14,681	—	—	—	—	—	—	14,681

	59,212	—	—	—	—	—	—	59,212

Nursing center division	39,877	584	—	—	—	—	584	40,461
Support center	(70,209)	—	—	—	—	—	—	(70,209)
Litigation contingency expense	(3,925)	—	3,925	—	—	—	3,925	—
Restructuring charges	(2,802)	—	—	2,802	—	—	2,802	—
Transaction costs	(5,216)	—	—	—	4,342	874	5,216	—

EBITDAR	249,273	584	3,925	2,802	4,342	874	12,527	261,800
Rent	(95,731)	—	—	—	203	—	203	(95,528)
Restructuring charges - rent	(671)	—	—	671	—	—	671	—
Depreciation and amortization	(38,625)	—	—	—	—	—	—	(38,625)
Interest, net	(56,140)	—	—	—	—	—	—	(56,140)

Income from continuing operations before income taxes	58,106	584	3,925	3,473	4,545	874	13,401	71,507
Provision for income taxes	24,396	62	416	368	386	93	1,325	25,721

	33,710	$522	$3,509	$3,105	$4,159	$781	$12,076	45,786

Noncontrolling interests	(11,735)							(11,735)

Income attributable to Kindred	$21,975							$34,051

Diluted earnings per common share	$0.25							$0.39
Diluted shares used in computing earnings per common share	86,402							86,402

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30, 2016
		Charges
	As reported	Facility/ branch closings	Impairment charges	Research and development	Restructuring charges	Gentiva transaction and integration	Other transaction	Deferred tax valuation allowance	Total	Before charges (“core”)
Income (loss) from continuing operations:
Segment EBITDAR:
Kindred at Home:
Home health	$75,073	$—	$—	$—	$—	$—	$—	$—	$—	$75,073
Hospice	31,326	—	—	—	—	—	—	—	—	31,326

	106,399	—	—	—	—	—	—	—	—	106,399

Hospital division	82,752	—	—	—	—	—	—	—	—	82,752

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	49,470	747	—	—	—	—	—	—	747	50,217
RehabCare	9,248	—	—	—	—	—	—	—	—	9,248

	58,718	747	—	—	—	—	—	—	747	59,465

Nursing center division	29,922	—	—	—	—	—	—	—	—	29,922

Support center	(61,751)	—	—	3,288	—	—	—	—	3,288	(58,463)
Impairment charges	(324,289)	—	324,289	—	—	—	—	—	324,289	—
Restructuring charges	(22,813)	—	—	—	22,813	—	—	—	22,813	—
Transaction costs	(2,982)	—	—	—	—	1,250	1,732	—	2,982	—

EBITDAR	(134,044)	747	324,289	3,288	22,813	1,250	1,732	—	354,119	220,075
Rent	(98,415)	74	—	—	—	272	—	—	346	(98,069)
Restructuring charges - rent	(58,650)	—	—	—	58,650	—	—	—	58,650	—
Depreciation and amortization	(40,382)	—	—	—	—	—	—	—	—	(40,382)
Interest, net	(58,052)	—	—	—	—	—	—	—	—	(58,052)

Income (loss) from continuing operations before income taxes	(389,543)	821	324,289	3,288	81,463	1,522	1,732	—	413,115	23,572
Provision for income taxes	281,752	288	58,173	1,154	28,599	535	608	(366,470)	(277,113)	4,639

	(671,295)	533	266,116	2,134	52,864	987	1,124	366,470	690,228	18,933
Noncontrolling interests	(14,305)	—	(288)	—	—	—	—	—	(288)	(14,593)

Income (loss) attributable to Kindred	$(685,600)	$533	$265,828	$2,134	$52,864	$987	$1,124	$366,470	$689,940	$4,340

Diluted earnings (loss) per common share	$(7.89)									$0.05
Diluted shares used in computing earnings (loss)
per common share	86,869									87,529

	Three months ended September 30, 2015
		Charges
	As reported	Retirement and severance	Facility/ branch closings	Litigation contingency	Restructuring charges	Gentiva transaction and integration	Other transaction	Total	Before charges (“core”)
Income (loss) from continuing operations:
Segment EBITDAR:
Kindred at Home:
Home health	$67,682	$—	$473	$—	$—	$—	$—	$473	$68,155
Hospice	34,025	—	—	—	—	—	—	—	34,025

	101,707	—	473	—	—	—	—	473	102,180

Hospital division	96,108	666	354	—	—	—	—	1,020	97,128

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	42,141	—	—	—	—	—	—	—	42,141
RehabCare	14,544	—	—	—	—	—	—	—	14,544

	56,685	—	—	—	—	—	—	—	56,685

Nursing center division	35,923	—	—	—	—	—	—	—	35,923
Support center	(55,439)	—	—	—	—	—	—	—	(55,439)
Litigation contingency expense	(31,462)	—	—	31,462	—	—	—	31,462	—
Restructuring charges	(2,541)	—	—	—	2,541	—	—	2,541	—
Transaction costs	(3,846)	—	—	—	—	3,069	777	3,846	—

EBITDAR	197,135	666	827	31,462	2,541	3,069	777	39,342	236,477
Rent	(95,436)	—	—	—	—	—	—	—	(95,436)
Restructuring charges - rent	(808)	—	—	—	808	—	—	808	—
Depreciation and amortization	(39,329)	—	—	—	—	—	—	—	(39,329)
Interest, net	(56,008)	—	—	—	—	—	—	—	(56,008)

Income from continuing operations before income taxes	5,554	666	827	31,462	3,349	3,069	777	40,150	45,704
Provision for income taxes	12,523	196	243	429	982	697	228	2,775	15,298

	(6,969)	$470	$584	$31,033	$2,367	$2,372	$549	$37,375	30,406

Noncontrolling interests	(9,900)								(9,900)

Income (loss) attributable to Kindred	$(16,869)								$20,506

Diluted earnings (loss) per common share	$(0.20)								$0.23
Diluted shares used in computing earnings (loss) per common share	86,184								86,892

Kindred Healthcare Reports Fourth Quarter 2016 Results

February 27, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015
Reconciliation of net cash flows provided by operating activities to core operating cash flows and core free cash flows:
Net cash flows provided by operating activities	$146,914	$70,195	$184,962	$163,262
Adjustments to remove certain payments (including payments made for discontinued operations) included in net cash flows provided by operating activities:
Transaction, severance, research and development, retirement, and retention	13,546	4,548	34,535	106,648
Business interruption settlements	—	—	(1,309)	—
Ventas, Inc. lease termination fee	4,998	—	8,498	40,000
Capitalized lender fees related to debt refinancing	—	—	7,375	28,012
Other debt refinancing costs (expensed)	—	—	917	40,439
Other lease termination fees	—	—	—	353
Litigation	—	—	133,523	16,575

	18,544	4,548	183,539	232,027

Net cash flows provided by operating activities excluding certain items before income tax benefit of certain payments	165,458	74,743	368,501	395,289
Benefit of reduced income tax payments resulting from certain payments	(23,012)	(20,861)	(69,686)	(77,156)

Net cash flows provided by operating activities excluding certain items (core operating cash flows)	142,446	53,882	298,815	318,133
Less routine capital expenditures	(27,349)	(41,240)	(96,052)	(121,931)
Less distributions to noncontrolling interests	(10,745)	(10,635)	(45,985)	(42,458)

Free cash flows excluding certain items (core free cash flows)	$104,352	$2,007	$156,778	$153,744

- END -